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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement dated December 6, 2000, of our report dated February 14, 2000 on the September 30, 1999 consolidated financial statements of Tanisys Technology, Inc., included in Tanisys Technology, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, and to all references to our Firm included in this registration statement.


Brown, Graham and Company P.C.

Austin, Texas
December 6, 2000